UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2021

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

978 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	AVID	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Avid Technology, Inc. (“Avid” or the “Company”) established cash bonus opportunities for 2021 for certain executive officers and other senior employees with responsibility for the management of Avid’s three business units (audio and music, media platform and cloud, and video, post and storage solutions). These bonus opportunities were established under a framework referred to as the “2021 Annual Business Unit Plan.” Each participant’s target bonus amount under the 2021 Annual Business Unit Plan is a specified percentage of his or her base salary. For participants who are also eligible for the Company’s Executive Bonus Plan, the Committee determined the split of target bonus amount between the two plans. Awards under the 2021 Annual Business Unit Plan will be earned according to the performance of each business unit on the measures of strategic revenue (subscription and maintenance revenue measured at constant exchange rate) and contribution margin (non-GAAP gross profit less non-GAAP operating expenses for R&D, product marketing, product management and program management, measured using actual exchange rates). If SG&A operating expenses for any business unit exceed the amount specified for such business unit in the 2021 Annual Business Unit Plan, participants may not earn a bonus in excess of the target bonus amount. In addition, no bonus will be earned if the business unit fails to attain the threshold performance level for any performance measure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 17, 2021	By: /s/ Kenneth Gayron Name: Kenneth Gayron Title: Executive Vice President and Chief Financial Officer